Exhibit(n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Statements” in the Prospectus and “Experts” in the Statement of Additional Information, each included in this Post-Effective Amendment No. 33 to the Registration Statement (Form N-6, No. 333-87766) of Farm Bureau Life Variable Account (Nonparticipating Flexible Premium Variable Life Insurance Policy), filed with the Securities and Exchange Commission.

We also consent to the use of our reports (1) dated April 30, 2026, with respect to the financial statements of each of the subaccounts, within Farm Bureau Life Variable Account, and (2) dated April 30, 2026, with respect to the combined statutory-basis financial statements and supplemental schedules of Farm Bureau Life Insurance Company and Subsidiary, each for the year ended December 31, 2025, both incorporated into the Statement of Additional Information by reference to Form N-VPFS (No. 811-05068) of Farm Bureau Life Variable Account filed with the Securities and Exchange Commission on April 30, 2026.

/s/ Forvis Mazars LLP

West Des Moines, Iowa

April 30, 2026